As filed with the Securities and Exchange Commission on November 21, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________

Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

_____________________________

Nevada	2834	87-0449967
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Seelos Therapeutics, Inc.
300 Park Avenue, 12th Floor
New York, NY 10022
(646) 998-6475
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

_____________________________

Raj Mehra, Ph.D.
President, Chief Executive Officer and Chairman of the Board of Directors
Seelos Therapeutics, Inc.
300 Park Avenue, 12th Floor
New York, NY 10022
(646) 998-6475
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

Copies to:

Jeffrey T. Hartlin, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, CA 94304 (650) 320-1804

_____________________________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_____________________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock, $0.001 par value per share, issuable upon exercise of warrants	2,237,500(3)	$0.785	$1,756,437.50	$227.99

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(2)

Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, calculated on the basis of the average of the high and low prices per share of the registrant's common stock as reported by the Nasdaq Capital Market on November 14, 2019.

(3)

All 2,237,500 shares of Common Stock issuable upon exercise of the Warrants are to be offered by the selling stockholders named herein, which Warrants were issued to such selling stockholders on August 27, 2019 pursuant to that certain Securities Purchase Agreement, dated August 23, 2019, by and among the Registrant and the purchasers identified on the signature pages thereto.

_____________________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

Subject To Completion, Dated November 21, 2019

PROSPECTUS

2,237,500 Shares
Common Stock

This prospectus relates to the resale by the investors listed in the section of this prospectus entitled "Selling Stockholders" (the "Selling Stockholders"), of up to 2,237,500 shares (the "Shares") of our common stock, par value $0.001 per share ("Common Stock"). The 2,237,500 shares of Common Stock are issuable upon exercise of outstanding warrants to purchase shares of Common Stock (the "Warrants"), issued by us to the Selling Stockholders on August 27, 2019 pursuant to that certain Securities Purchase Agreement, dated as of August 23, 2019, by and among Seelos Therapeutics, Inc. and the accredited investors identified on the signature pages thereto (the "Securities Purchase Agreement"). The Warrants are subject to a blocker provision (the "Warrant Blocker"), which restricts the exercise of a Warrant if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), would beneficially own in excess of 4.99% or 9.99% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of the Warrants. The Warrants will be exercisable beginning on February 27, 2020, have a term of four years from the date of issuance and have an exercise price of $1.78 per share of Common Stock.

Our registration of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares. The Selling Stockholders may sell the Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled "Plan of Distribution" beginning on page 11 of this prospectus. We will not receive any of the proceeds from the Shares sold by the Selling Stockholders, other than any proceeds from any cash exercise of Warrants.

No underwriter or other person has been engaged to facilitate the sale of the Shares in this offering. The Selling Stockholders may, individually but not severally, be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), of the Shares that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Shares.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol "SEEL." On November 20, 2019, the last reported sale price per share of our Common Stock was $0.85.

You should read this prospectus, together with additional information described under the headings "Incorporation of Certain Information by Reference" and "Where You Can Find More Information", carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2019.

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under the section of this prospectus entitled "Where You Can Find More Information". You should carefully read this prospectus as well as additional information described under the section of this prospectus entitled "Incorporation of Certain Information by Reference," before deciding to invest in our Common Stock.

Unless the context otherwise requires, the terms "Seelos," "we," "us" and "our" in this prospectus refer to Seelos Therapeutics, Inc., and "this offering" refers to the offering contemplated in this prospectus.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Selling Stockholders are not, making an offer of these securities in any jurisdiction where such offer is not permitted.

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain "forward-looking statements" by us within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus include, but are not limited to, statements about:

  risks and uncertainties associated with our research and development activities, including our clinical trials and preclinical studies;

  the timing or likelihood of regulatory filings and approvals or of alternative regulatory pathways for our product candidates;

  the potential market opportunities for commercializing our product candidates;

  our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and our ability to serve such markets;

  estimates of our expenses, future revenue, capital requirements and our needs for additional financing;

  our ability to continue as a going concern;

  our ability to develop, acquire and advance our product candidates into, and successfully complete, clinical trials and preclinical studies and obtain regulatory approvals;

  the implementation of our business model and strategic plans for our business and product candidates;

  the initiation, cost, timing, progress and results of future and current preclinical studies and clinical trials, and our research and development programs;

  the terms of future licensing arrangements, and whether we can enter into such arrangements at all;

  timing and receipt or payments of licensing and milestone revenues or payments, if any;

  the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

  regulatory developments in the United States and foreign countries;

  the performance of our third party suppliers and manufacturers;

  our ability to maintain and establish collaborations or obtain additional funding;

  the success of competing therapies that are currently or may become available;

  our financial performance; and

  developments and projections relating to our competitors and our industry.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

We have based the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors described herein and the risk factors set forth in Part I - Item 1A, "Risk Factors", in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission (the "SEC") on March 28, 2019, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as filed with the SEC on May 21, 2019, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, as filed with the SEC on August 1, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as filed with the SEC on November 7, 2019, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and elsewhere in the documents incorporated by reference into this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase shares of our Common Stock, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled "Risk Factors" and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

Overview

We are a clinical-stage biopharmaceutical company focused on developing novel technologies and therapeutics for the treatment of central nervous system, respiratory and other disorders.

We plan on developing our clinical and regulatory strategy with our internal research and development team with a view toward prioritizing market introduction as quickly as possible. Our lead programs following the completion of the merger are SLS-002 for the potential treatment of suicidality in post-traumatic stress disorder and in major depressive disorder, SLS-005 for Sanfilippo syndrome and SLS-006 for the potential treatment of Parkinson's Disease ("PD"). Additionally, we are developing several preclinical programs, most of which have well-defined mechanisms of action, including: SLS-004, licensed from Duke University, and SLS-007, licensed from The Regents of the University of California, for the potential treatment of PD, SLS-008 targeted at chronic inflammation in asthma and orphan indications such as pediatric esophagitis, SLS-010 in narcolepsy and related disorders and SLS-012, an injectable therapy for post- operative pain management.

Merger with Apricus Biosciences, Inc.

On January 24, 2019, Apricus Biosciences, Inc., a Nevada corporation ("Apricus"), completed a business combination with Seelos Therapeutics, Inc., a Delaware corporation ("Seelos"), in accordance with the terms of the Agreement and Plan of Merger Reorganization (the "Merger Agreement") entered into on July 30, 2018. Pursuant to the Merger Agreement, (i) a subsidiary of Apricus merged with and into Seelos, with Seelos (renamed as "Seelos Corporation") continuing as a wholly-owned subsidiary of Apricus and the surviving corporation of the merger, and (ii) Apricus was renamed as "Seelos Therapeutics, Inc.".

We intend to become a leading biopharmaceutical company focused on neurological and psychiatric disorders, including orphan indications. Our business strategy includes:

  Advancing SLS-002 in suicidality in PTSD and in major depressive disorder;

  Advancing SLS-004 in PD;

  Advancing SLS-005 in Sanfilippo syndrome;

  Advancing SLS-007 in PD as a monotherapy;

  Filing an IND for SLS-008 in pediatric esophagitis and another undisclosed indication;

  Forming strategic collaborations in the European Union and Asian markets; and

  Acquiring synergistic assets in the central nervous system therapy space through licensing and partnerships.

Corporate Information

Our principal executive offices are located at 300 Park Avenue, 12th Floor, New York, NY 10022, and our telephone number is (646) 293-2100. Our website is located at www.seelostherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of, this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC's website at http://www.sec.gov.

We are a "smaller reporting company" as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in our most recent Annual Report on Form 10-K, and the updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus before deciding whether to purchase any of the Common Stock being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We will receive no proceeds from the sale of the Shares by the Selling Stockholders. We may, however, receive cash proceeds equal to the total exercise price of the Warrants to the extent that the Warrants are exercised for cash. The exercise price of the Warrants is $1.78 per share of Common Stock. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including stock splits, dividends or distributions, or other similar transactions. However, the Warrants contain a "cashless exercise" feature that allow the holders to exercise the Warrants without making a cash payment to us in the event that there is no registration statement registering, or no current prospectus is available for, the resale of the Shares. There can be no assurance that any of these Warrants will be exercised by the Selling Stockholders at all or that the Warrants will be exercised for cash rather than pursuant to the "cashless exercise" feature. To the extent we receive proceeds from the cash exercise of the Warrants, we intend to use such proceeds to provide capital support or for general corporate purposes, which may include, without limitation, supporting asset growth and engaging in acquisitions or other business combinations. We do not have any specific plans for acquisitions or other business combinations at this time. Our management will retain broad discretion in the allocation of the net proceeds from the exercise of the Warrants.

The Selling Stockholders will pay any underwriting discounts and commissions and any similar expenses they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, "Selling Stockholders" includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 2,237,500 shares of our Common Stock. The 2,237,500 shares of Common Stock to be offered hereby are issuable to the Selling Stockholders in connection with the exercise of the Warrants.

We issued the Warrants to the Selling Stockholders pursuant to Securities Purchase Agreement. The Warrants have an exercise price of $1.78 per share of Common Stock, subject to adjustment as provided in the Warrants, will be exercisable beginning on February 27, 2020 and have a term of four years from the date of issuance. Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination common stock issuable upon exercise of the Warrants which have not been exercised. The maximum number of shares of Common Stock to be offered for resale pursuant to this prospectus by each Selling Stockholder listed in the table below does not reflect this limitation. The Selling Stockholders may sell all, some or none of the shares of Common Stock issuable upon exercise of the Warrants in this offering. See the section of this prospectus entitled "Plan of Distribution".

All of the 2,237,500 shares of Common Stock to be offered hereby will be issued in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder.

The shares of Common Stock to be offered by the Selling Stockholders are "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Stockholders the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the Selling Stockholders. Subject to these resale restrictions, the Selling Stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the Nasdaq Capital Market or any other market on which our Common Stock may subsequently be listed.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See the section of this prospectus entitled "Plan of Distribution". The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of Common Stock that will be held by the Selling Stockholders after any sales made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the Shares being registered under this prospectus. The following table assumes that the Selling Stockholders will sell all of the Shares listed in this prospectus.

Unless otherwise indicated in the footnotes below, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared this table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that: (1) none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, (2) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Stockholders have sole voting and investment power with respect to all Shares beneficially owned, subject to applicable community property laws. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, individually but not severally, to be an "underwriter" within the meaning of the Securities Act. Information about the Selling Stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of October 31, 2019, by the Selling Stockholders and the number of Shares being registered hereby and information with respect to shares to be beneficially owned by the Selling Stockholders after completion of the offering of the shares for resale. The percentages in the following table reflect the shares beneficially owned by the Selling Stockholders as a percentage of the total number of shares of Common Stock outstanding as of October 31, 2019. As of such date, 26,949,905 shares of Common Stock were outstanding.
				Maximum
				Number of Shares		Shares Beneficially Owned
	Shares Beneficially Owned			of Common Stock		After the Offering
	Prior to the Offering of Shares			to be Offered for		of Shares
	for Resale(1)			Resale Pursuant to		for Resale(1)(2)
Name	Number		Percentage	this Prospectus		Number	Percentage
CVI Investments, Inc.	166,126	(3)(4)	*	325,000	(4)(5)	166,126	*
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B	111,362	(6)(7)	*	250,000	(7)(8)	111,362	*
Lincoln Park Capital Fund, LLC	204,178	(9)(10)	*	325,000	(10)(11)	204,178	*
Hudson Bay Master Fund Ltd.	-		-	325,000	(12)	-	-
Sabby Volatility Warrant Master Fund, Ltd.	521,137	(13)(14)	1.9%	325,000	(14)(15)	521,137	1.9%
Empery Asset Master Ltd.	208,572	(16)(17)	*	127,407	(17)(18)	208,572	*
Empery Tax Efficient, LP	33,149	(19)(20)	*	22,738	(20)(21)	33,149	*
Empery Tax Efficient II, LP	211,904	(22)(23)	*	174,855	(23)(24)	211,904	*
Anson Investments Master Fund LP	-		-	362,500	(25)	-	-
TOTAL	-		-	2,237,500		-	-

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of October 31, 2019) are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Assumes that the Selling Stockholders dispose of all of the shares of Common Stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus. Also assumes that all of the Warrants are exercised in full.

(3)

Consists solely of 166,126 shares of Common Stock issuable upon exercise of warrants that are currently exercisable or exercisable within 60 days (of October 31, 2019), except to the extent such exercise is restricted by a blocker provision which restricts the exercise of such warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of shares of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% or 9.99% of the outstanding shares of Common Stock, as such percentage ownership is determined in accordance with the terms of such warrants.

(4)

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale of Shares pursuant to the registration statement of which this prospectus forms is a part.

(5)

Consists solely of 325,000 shares of Common Stock issuable upon exercise of a Warrant, without giving effect to the blocker provision described above, which will become exercisable on February 27, 2020.

(6)

Consists of: (i) 32,734 shares of Common Stock held directly by the Selling Stockholder; and (ii) 78,628 shares of Common Stock issuable upon exercise of warrants that are currently exercisable or exercisable within 60 days (of October 31, 2019), except to the extent such exercise is restricted by a blocker provision which restricts the exercise of such warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of shares of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% of the outstanding shares of Common Stock.

(7)

Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and Mr. Khatri each disclaim any beneficial ownership of these shares.

(8)

Consists solely of 250,000 shares of Common Stock issuable upon exercise of a Warrant, without giving effect to the blocker provision described above, which will become exercisable on February 27, 2020.

(9)	Consists solely of 204,178 shares of Common Stock held directly by the Selling Stockholder.
(10)

Joshua Scheinfeld and Jonathan Cope, the principals of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all the Common Stock owned by Lincoln Park Capital Fund, LLC. Messrs. Scheinfeld and Cope have shared voting and disposition power over the shares held by the Selling Stockholder.

(11)

Consists solely of 325,000 shares of Common Stock issuable upon exercise of a Warrant, without giving effect to the blocker provision described above, which will become exercisable on February 27, 2020.

(12)

Consists solely of 325,000 shares of Common Stock issuable upon exercise of a Warrant, without giving effect to the blocker provision described above, which will become exercisable on February 27, 2020. Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(13)

Consists of (i) 491,137 shares of Common Stock held directly by the Selling Stockholder and (ii) 30,000 shares of Common Stock issuable upon exercise of warrants that are currently exercisable or exercisable within 60 days (of October 31, 2019), except to the extent such exercise is restricted by a blocker provision which restricts the exercise of such warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of shares of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% of the outstanding shares of Common Stock, as such percentage ownership is determined in accordance with the terms of such warrants.

(14)

This stockholder has indicated that Hal Mintz has voting and investment power over the shares held by it. This stockholder has indicated that Sabby Management, LLC serves as its investment manager, that Hal Mintz is the manager of Sabby Management, LLC and that each of Sabby Management, LLC and Hal Mintz disclaim beneficial ownership over these shares except to the extent of any pecuniary interest therein.

(15)

Consists solely of 325,000 shares of Common Stock issuable upon exercise of a Warrant, without giving effect to the blocker provision described above, which will become exercisable on February 27, 2020.

(16)

Consists solely of 208,572 shares of Common Stock issuable upon exercise of warrants that are currently exercisable or exercisable within 60 days (of October 31, 2019), except to the extent such exercise is restricted by a blocker provision which restricts the exercise of such warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of shares of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% of the outstanding shares of Common Stock.

(17)

Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd ("EAM"), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(18)

Consists solely of 127,407 shares of Common Stock issuable upon exercise of a Warrant, without giving effect to the blocker provision described above, which will become exercisable on February 27, 2020.

(19)

Consists solely of 33,149 shares of Common Stock issuable upon exercise of warrants that are currently exercisable or exercisable within 60 days (of October 31, 2019), except to the extent such exercise is restricted by a blocker provision which restricts the exercise of such warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of shares of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% of the outstanding shares of Common Stock.

(20)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP ("ETE"), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(21)

Consists solely of 22,738 shares of Common Stock issuable upon exercise of a Warrant, without giving effect to the blocker provision described above, which will become exercisable on February 27, 2020.

(22)

Consists solely of 211,904 shares of Common Stock issuable upon exercise of warrants that are currently exercisable or exercisable within 60 days (of October 31, 2019), except to the extent such exercise is restricted by a blocker provision which restricts the exercise of such warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of shares of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% of the outstanding shares of Common Stock.

(23)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP ("ETE II"), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(24)

Consists solely of 174,855 shares of Common Stock issuable upon exercise of a Warrant, without giving effect to the blocker provision described above, which will become exercisable on February 27, 2020.

(25)

Consists solely of 362,500 shares of Common Stock issuable upon exercise of a Warrant, without giving effect to the blocker provision described above, which will become exercisable on February 27, 2020. Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP ("Anson"), hold voting and dispositive power over the shares. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of Common Stock except to the extent of their pecuniary interest therein.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon exercise of the Warrants previously issued to the Selling Stockholders to permit the resale of these shares of Common Stock by the holders of the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions:

  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  in the over-the-counter market;

  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  through the writing of options, whether such options are listed on an options exchange or otherwise;

  in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  in an exchange distribution in accordance with the rules of the applicable exchange;

  in privately negotiated transactions;

  in short sales;

  through the distribution of the Common Stock by any Selling Stockholder to its partners, members or stockholders;

  through one or more underwritten offerings on a firm commitment or best efforts basis;

  in sales pursuant to Rule 144;

  whereby broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

  in a combination of any such methods of sale; and

  in any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock or the Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders, individually and not severally, and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus is a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will incur costs, fees and expenses in effecting the registration of the shares of Common Stock issuable pursuant to the Warrants, estimated to be $70,228 in total, including, without limitation, all registration, filing and stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws and the fees and disbursements of our counsel and of our independent registered public accounting firm and reasonable fees; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement of which this prospectus is a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, as amended, which have been publicly filed with the SEC. See "Where You Can Find More Information."

Our authorized capital stock consists of:

  120,000,000 shares of common stock, $0.001 par value; and

  10,000,000 shares of preferred stock, $0.001 par value.

Common Stock

As of October 31, 2019, there were 26,949,905 shares of Common Stock outstanding. Holders of shares of Common Stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of Common Stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our' liquidation, dissolution or winding up, holders of shares of Common Stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Shares of Common Stock do not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

Dividend

We have never paid cash dividends on shares of Common Stock. Moreover, we do not anticipate paying periodic cash dividends on shares of Common Stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon its earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

Preferred Stock

We currently have no outstanding shares of preferred stock. Under our Amended and Restated Articles of Incorporation, as amended, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock. Of our authorized preferred stock, 1,000,000 shares have been designated as Series A Junior Participating Preferred Stock, 800 shares have been designated as Series B 8% Cumulative Convertible Preferred Stock, and 600 shares have been designated as Series C 6% Cumulative Convertible Preferred Stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of shares of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of the common stock and the voting and other rights of the holders of shares of Common Stock.

Our board of directors may specify the following characteristics of any preferred stock:

  the designation and stated value, if any, of the class or series of preferred stock;

  the number of shares of the class or series of preferred stock offered, the liquidation preference, if any, per share;

  the dividend rate(s), period(s) or payment date(s) or method(s) of calculation, if any, applicable to the class or series of preferred stock;

  whether dividends, if any, are cumulative or non-cumulative and, if cumulative, the date from which dividends on the class or series of preferred stock will accumulate;

  the provisions for a sinking fund, if any, for the class or series of preferred stock;

  the provision for redemption, if applicable, of the class or series of preferred stock;

  the terms and conditions, if applicable, upon which the class or series of preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

  voting rights, if any, of the class or series of preferred stock;

  the relative ranking and preferences of the class or series of preferred stock as to dividend rights and rights, if any, upon the liquidation, dissolution or winding up of our affairs;

  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights, if any, upon liquidation, dissolution or winding up of our affairs; and

  any other specific terms, preferences, rights, limitations or restrictions of the class or series of preferred stock.

Outstanding Warrants

As of October 31, 2019, in addition to the Warrants we are registering hereunder, warrants to purchase an aggregate of approximately 3,662,257 shares of our Common Stock with a weighted-average exercise price of approximately $3.79 per share were outstanding. We are registering the resale of the shares of Common Stock issuable upon exercise of the Warrants pursuant to the registration statement of which this prospectus is a part.

The Warrants have an initial exercise price of $1.78, will be exercisable beginning on the February 27, 2020 and have a term of four years from the date of issuance. In addition, the exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants will also be subject to adjustment in connection with stock splits, dividends or distributions or other similar transactions.

Pursuant to the Warrants, in the event: (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation with or into another person, (ii) we, directly or indirectly, sell, lease, exclusive license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which the holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or other property and has been accepted by the holders of 50% or more of our outstanding Common Stock, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our Common Stock or any compulsory share exchange pursuant to which our Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of our outstanding shares of Common Stock (each, a "Fundamental Transaction"), then following such event, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property receivable as a result of such Fundamental Transaction which the holders would have received had they exercised their Warrants immediately prior to such Fundamental Transaction. Any successor entity in a Fundamental Transaction in which we are not the surviving entity shall assume the obligations under the Warrants. Additionally, in the event of a Fundamental Transaction that is within our control or approved by our board of directors, the holders of the Warrants will have the right to require us or a successor entity to repurchase the unexercised portion of each Warrant at the Black Scholes value of the unexercised portion of each Warrant on the date of consummation of such transaction as determined in accordance with the Black Scholes option pricing model. If the Fundamental Transaction is not within our control, including a Fundamental Transaction not approved by our board of directors, the holders of the Warrants shall have the right to require us or a successor entity to purchase the unexercised portion of each Warrant for the same type or form of consideration that is being offered and paid to the holders of our common stock in connection with the Fundamental Transaction at the Black Scholes value of the unexercised portion of each Warrant on the date of the consummation of such Fundamental Transaction.

The Warrants also contain a "cashless exercise" feature that allows the holders to exercise the Warrants without making a cash payment in the event that there is no effective registration statement registering the shares issuable upon exercise of the Warrants any time after February 27, 2020. The Warrants are subject to a blocker provision which restricts the exercise of the Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of shares of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% or 9.99% of the outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of the Warrants.

All of our other outstanding warrants are currently exercisable, except to the extent that certain of them may be subject to a blocker provision, which restricts the exercise of a warrant if, as a result of such exercise, the warrant holder, together with its affiliates and any other person whose beneficial ownership of shares of Common Stock would be aggregated with the warrant holder's for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 4.99% or 9.99% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of such warrant. All of our outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions. In addition, certain of the warrants contain a "cashless exercise" feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.

Anti-Takeover Effects of Nevada Law and Provisions of our Amended and Restated Articles of Incorporation, as amended, and Fourth Amended and Restated Bylaws, as amended

Certain provisions of Nevada law and our Amended and Restated Articles of Incorporation, as amended, and Fourth Amended and Restated Bylaws, as amended, could make the following more difficult:

  acquisition of us by means of a tender offer;

  acquisition of us by means of a proxy contest or otherwise; or

  removal of our incumbent officers and directors.

These provisions, summarized below, could have the effect of discouraging certain types of coercive takeover practices and inadequate takeover bids. These provisions may also encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Classified Board. Our Amended and Restated Articles of Incorporation, as amended, provide that our board of directors is to be divided into three classes, as nearly equal in number as possible, with directors in each class serving three-year terms. This provision may have the effect of delaying or discouraging an acquisition of us or a change in our management.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Fourth Amended and Restated Bylaws, as amended, establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Special Meetings of the Stockholders. Our Fourth Amended and Restated Bylaws, as amended, provide that special meetings of the stockholders may be called by our Chair of the Board or our President, or by our board of directors acting pursuant to a resolution adopted by the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.

No Cumulative Voting. Our Amended and Restated Articles of Incorporation, as amended, and Fourth Amended and Restated Bylaws, as amended, do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock. The authorization of undesignated preferred stock in our Amended and Restated Articles of Incorporation, as amended, makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

In addition, the Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada's "acquisition of controlling interest" statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These "control share" laws provide generally that any person that acquires a "controlling interest" in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a "controlling interest" whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become "control shares" to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our Amended and Restated Articles of Incorporation, as amended, or Fourth Amended and Restated Bylaws, as amended, are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada's "combinations with interested stockholders" statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business "combinations" between certain Nevada corporations and any person deemed to be an "interested stockholder" of the corporation are prohibited for two years after such person first becomes an "interested stockholder" unless the corporation's board of directors approves the combination (or the transaction by which such person becomes an "interested stockholder") in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation's voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of the term "combination" is sufficiently broad to cover most significant transactions between a corporation and an "interested stockholder". These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation's original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation or in our Amended and Restated Articles of Incorporation, as amended, and we have not amended our Amended and Restated Articles of Incorporation to so elect.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interest of, the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is EQ Shareowner Services. The transfer agent and registrar's address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol "SEEL".

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Seelos Therapeutics, Inc. (formerly Apricus Biosciences, Inc.) as of December 31, 2018 and 2017 and for the years then ended incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Seelos Therapeutics, Inc. as of December 31, 2017 and 2016, and for the year ended December 31, 2017 and the period from June 1, 2016 (inception) to December 31, 2016, have been incorporated herein by reference in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2017 financial statements contains an explanatory paragraph that states that Seelos Therapeutics, Inc.'s recurring losses from operations and net capital deficiency raises substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the Common Stock offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The SEC's Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 300 Park Avenue, 12th Floor, New York, New York 10022 or telephoning us at (646) 998-6475.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at http://seelostherapeutics.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 14 of the registration statement of which this prospectus is a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the Common Stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 28, 2019;

  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 21, 2019;

  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 1, 2019;

  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 7, 2019;

  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2019;

  our Current Reports on Form 8-K filed with the SEC on (i) January 4, 2019, (ii) January 16, 2019, (iii) January 24, 2019 at 8:05 a.m. Eastern Time, (iv) January 24, 2019 at 8:06 a.m. Eastern Time, (v) February 6, 2019, (vi) February 19, 2019, (vii) March 8, 2019, (viii) March 26, 2019, (ix) April 8, 2019, (x) May 13, 2019, (xi) June 18, 2019, (xii) June 27, 2019, (xiii) August 14, 2019, (xiv) August 27, 2019, (xv) October 21, 2019, and (xvi) November 7, 2019;

  our Current Reports on Form 8-K/A filed with the SEC on (i) January 30, 2019 and (ii) March 1, 2019; and

  the description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 000-22245), filed with the SEC on April 10, 2000, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Seelos Therapeutics, Inc.
300 Park Avenue, 12th Floor
New York, New York 10022
Telephone: (646) 998-6475

You also may access these filings on our Internet site at http://seelostherapeutics.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Neither we nor the selling stockholder authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling stockholder is not, making an offer of these securities in any jurisdiction where such offer is not permitted.

2,237,500 Shares

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.      Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Seelos Therapeutics, Inc. (the "Registrant"), in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission (the "SEC") registration fee.

Item	Amount
SEC registration fee	$228
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Printing, transfer agent fees and miscellaneous expenses	5,000
Total	$70,228

Item 14.      Indemnification of Directors and Officers

The Registrant's officers and directors are indemnified under Nevada law, the Registrant's Amended and Restated Articles of Incorporation, as amended, and its Fourth Amended and Restated Bylaws, as amended, against certain liabilities. The Registrant's Amended and Restated Articles of Incorporation, as amended, require the Registrant to indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time.

Pursuant to its Amended and Restated Articles of Incorporation, as amended, none of the Registrant's directors or officers shall be personally liable to the Registrant or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of the applicable statutes of Nevada. Further, the Registrant's Amended and Restated Articles of Incorporation, as amended, provide that if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. However, Nevada Revised Statutes 78.138 currently provides that, except as otherwise provided in the Nevada Revised Statutes, a director or officer shall not be individually liable to the Registrant or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the presumption established by Nevada Revised Statutes 78.138(3) has been rebutted, (ii) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties as a director or officer, and (iii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Pursuant to the Registrant's Amended and Restated Articles of Incorporation, as amended, it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant or is serving at the Registrant's request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability and expenses, including attorneys' fees, costs, damages, judgments, fines, amounts paid in settlement, and ERISA excise taxes or penalties, actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal. This right to indemnification shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

The Registrant's Amended and Restated Articles of Incorporation, as amended, also provide that it shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by the Registrant of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses.

The Registrant's Fourth Amended and Restated Bylaws, as amended, provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, each director or officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and including, without limitation, an action, suit or proceeding by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise. Such indemnification shall be against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such director or officer in connection with any such action, suit or proceeding; provided that such director or officer either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any such action, suit or proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. No such indemnification shall be made to or on behalf of any such director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action, or for any expenses of such director or officer incurred in his or her capacity as a stockholder. The Fourth Amended and Restated Bylaws, as amended, also require that the expenses of such directors and officers must be paid by the corporation (or through insurance maintained, or other financial arrangements made, by the corporation) as such expenses are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Any indemnification of directors and officers under the Fourth Amended and Restated Bylaws, as amended, shall inure to the benefit of their respective heirs, executors and administrators.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify, pursuant to that statutory provision, a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person's service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, may be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751 of the Nevada Revised Statutes further provides that indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under our Amended and Restated Articles of Incorporation, as amended, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person's official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the Nevada Revised Statutes or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

See also the undertakings set out in response to Item 17 herein.

Item 15.      Recent Sales of Unregistered Securities.

Since January 1, 2016, the Registrant has issued the following securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act") (all share amounts have been retrospectively adjusted to reflect a 30-for-1 reverse stock split that was effected on January 30, 2019, in connection with, and prior to the completion of, the Merger):

(1) On September 28, 2016, the Registrant completed a registered direct offering of 36,080 shares of the Registrant's common stock at a purchase price of $103.50 per share with a group of investors. Concurrently in a private placement, for each share of common stock purchased by each investor, such investor received an unregistered warrant to purchase three quarters of a share of common stock (the "September 2016 Warrants"). Initially, the September 2016 Warrants had an exercise price of $135.00 per share, were exercisable six months from the initial issuance date, and will expire five and a half years from the initial issuance date. The aggregate gross proceeds from the sale of the common stock and warrants were approximately $3.7 million, and the net proceeds after deduction of commissions, fees and expenses were approximately $3.2 million. In connection with the transaction, the Registrant also issued to the placement agent, warrants to purchase up to 1,804 shares of its common stock (the "Placement Agent Warrants"). The Placement Agent Warrants have substantially the same terms as the September 2016 Warrants, except that the Placement Agent Warrants have an exercise price of $129.375 per share and will expire five years from the initial issuance date. Rodman & Renshaw, a unit of H.C. Wainwright & Co., acted as the Registrant's exclusive placement agent for the offering. In April 2017, the September 2016 Warrants and the Placement Agent Warrants were amended pursuant to which, among other things, (i) the exercise price of the warrants was reduced to $46.50 per share, and (ii) the date upon which such warrants became exercisable was changed to May 17, 2017.

The issuance of the warrants was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated by the SEC, and in reliance on similar exemptions under applicable state laws.

Appropriate legends were affixed to the warrants issued in the transaction. Each of the recipients of the warrants had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of the warrants in the above transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

The warrants are deemed restricted securities for purposes of the Securities Act. There were no underwriters employed in connection with the above transaction.

(2) On September 13, 2017, the Registrant completed a private placement (the "September 2017 Private Placement") of 71,220 shares of the Registrant's common stock at a purchase price of $51.90 per share, and warrants to purchase up to 35,610 shares of common stock (the "September 2017 Warrants") with a group of accredited investors. The September 2017 Warrants were exercisable on the date of issuance at an exercise price equal to $50.10 per share of common stock and will expire two and a half years from the date of issuance. The aggregate net proceeds from the September 2017 Private Placement were approximately $3.1 million. In connection with the transaction, the Registrant also issued to the placement agent, warrants to purchase up to 3,561 shares of the Registrant's common stock (the "September 2017 Placement Agent Warrants"). The September 2017 Placement Agent Warrants have an exercise price of $64.80 per share, were exercisable on the date of issuance and will expire two and a half years from the initial issuance date. H.C. Wainwright & Co. acted as the Registrant's placement agent for the offering. In April 2018, the September 2017 Warrants and the September 2017 Placement Agent Warrants were amended, pursuant to which, among other things, (i) the exercise price of the warrants was reduced to $18.00 per share, and (ii) the date upon which such warrants became exercisable was changed to May 17, 2018.

The issuance of the securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated by the SEC, and in reliance on similar exemptions under applicable state laws.

Appropriate legends were affixed to the securities issued in the transaction. Each of the recipients of the securities had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of the securities in the above transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

The securities are deemed restricted securities for purposes of the Securities Act. There were no underwriters employed in connection with the above transaction.

(3) On April 2, 2018, the Registrant completed a public offering of 236,667 units, at a purchase price of $15.00 per share, with each unit consisting of one share of the Registrant's common stock and one warrant to purchase 0.5 shares of the Registrant's common stock. In connection with the transaction, the Registrant also issued to the placement agent, warrants to purchase up to 11,833 shares of the Registrant's common stock (the "April 2018 Placement Agent Warrants"). The April 2018 Placement Agent Warrants have an exercise price of $18.75 per share, were exercisable on May 17, 2018 and expire five years from the initial exercise date. H.C. Wainwright & Co. acted as the Registrant's placement agent for the offering.

The issuance of the warrants was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and in reliance on similar exemptions under applicable state laws. Appropriate legends were affixed to the warrants issued in the transaction. Each of the recipients of the warrants had adequate access, through employment, business or other relationships, to information about the Registrant.

The warrants are deemed restricted securities for purposes of the Securities Act. There were no underwriters employed in connection with the above transaction.

(4) On September 24, 2018, the Registrant completed a private placement (the "September 2018 Private Placement") of 153,333 shares of the Registrant's common stock at a purchase price of $8.10 per share, warrants to purchase up to 115,000 shares of the Registrant's common stock (the "September 2018 Warrants") and warrants to purchase up to 89,239 shares of the Registrant's common stock (the "Additional September 2018 Warrants") with an accredited investor. The September 2018 Warrants have an exercise price of $9.00 per share, were exercisable six months from the date of issuance and will expire five years from the initial exercise date. The Additional September 2018 Warrants have an exercise price of $12.00 per share, were exercisable six months from the date of issuance and will expire five years from the initial exercise date. The net proceeds from the September 2018 Private Placement were approximately $1.1 million. In addition, outstanding warrants to purchase up to 89,239 shares of the Registrant's common stock previously issued to and held by the purchaser in the September 2018 Private Placement were cancelled at the closing of the September 2018 Private Placement. In connection with the transaction, the

Registrant also issued to the placement agent, warrants to purchase up to 7,667 shares of the Registrant's common stock (the "September 2018 Placement Agent Warrants"). The September 2018 Placement Agent Warrants have an exercise price of $10.125 per share, were exercisable six months from the date of issuance and will expire five years from the initial exercise date. H.C. Wainwright & Co. acted as the Registrant's placement agent for the offering.

The issuance of the securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC, and in reliance on similar exemptions under applicable state laws.

Appropriate legends were affixed to the securities issued in the transaction. Each of the recipients of the securities had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of the securities in the above transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

The securities are deemed restricted securities for purposes of the Securities Act. There were no underwriters employed in connection with the above transaction.

(5) On January 31, 2019, the Registrant issued warrants to purchase an aggregate of 1,463,519 shares of the Registrant's common stock to certain investors pursuant to a securities purchase agreement dated as of October 16, 2018, by and among the Registrant, the Delaware corporation that was previously known as "Seelos Therapeutics, Inc." and the buyers listed on the signature pages attached thereto, as amended. The warrants were comprised of Series A Warrants to Purchase Common Stock (the "Series A Warrants"), which were initially exercisable for an aggregate of 1,463,519 shares of the Registrant's common stock, and Series B Warrants to Purchase Common Stock (the "Series B Warrants"), which were initially not exercisable for any shares of Common Stock. The Series A Warrants have an exercise price of $4.15 per share, were immediately exercisable upon issuance and will expire five years from the date of issuance. The Series B Warrants have an exercise price of $0.001 per share, were immediately exercisable upon issuance and would initially expire on the 45th trading day following the earlier to occur of (x) the date the holder of a Series B Warrant can sell all the underlying shares of common stock of the Registrant pursuant to Rule 144 without restriction or limitation and without the requirement to be in compliance with Rule 144(c)(1) and (y) January 24, 2020. On March 7, 2019, the Series A Warrants and Series B Warrants were amended, pursuant to which, among other things, (i) the aggregate number of shares of common stock of the Registrant issued and issuable pursuant to the Series B Warrants was fixed at 11,614,483, and (ii) the aggregate number of shares of common stock of the Registrant issued and issuable pursuant to the Series A Warrants was fixed at 3,629,023. Roth Capital Partners, LLC acted as the Registrant's exclusive placement agent for the offering.

The issuance of the warrants was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC, and in reliance on similar exemptions under applicable state laws.

Appropriate legends were affixed to the warrants issued in the transaction. Each of the recipients of the warrants had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of the warrants in the above transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

The warrants are deemed restricted securities for purposes of the Securities Act. There were no underwriters employed in connection with the above transaction.

(6) On August 27, 2019, the Registrant issued warrants to purchase up to 2,237,500 shares of the Registrant's common stock in a concurrent private placement to certain institutional investors. Pursuant to a securities purchase agreement, dated as of August 23, 2019, by and among the Registrant and certain institutional investors (the "Securities Purchase Agreement"), the Registrant also issued and sold an aggregate of 4,475,000 shares of common stock in a registered direct offering, where the shares were offered by the Registrant pursuant to its shelf registration statement on Form S-3 filed with the SEC on November 2, 2017 as amended. Pursuant to the Securities Purchase Agreement, the combined purchase price for one share and one warrant to purchase half of a share of common stock in the registered offering and concurrent private placement was $1.50. The Registrant received total gross proceeds of approximately $6.7 million, before deducting the placement agents' fees of approximately $0.5 million. The warrants have an exercise price of $1.78 per share of common stock, will be exercisable six months from the date of issuance and will expire four years following the date of issuance. Roth Capital Partners, LLC acted as the Registrant's placement agent for the offering.

The issuance of the warrants was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC.

Appropriate legends were affixed to the warrants issued in the transaction. Each of the recipients of the warrants had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of the warrants in the above transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

The warrants are deemed restricted securities for purposes of the Securities Act. There were no underwriters employed in connection with the above transaction.

Item 16.      Exhibits and Financial Statement Schedules.

(a) Exhibits

EXHIBITS NO.	DESCRIPTION

2.1+

Agreement and Plan of Merger, dated July 30, 2018, by and among the Company, Arch Merger Sub, Inc. and Seelos Therapeutics, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).

2.2

Form of Support Agreement, by and among Apricus Biosciences, Inc., Seelos Therapeutics, Inc. and certain stockholders of the Company (incorporated herein by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2018).

2.3

Support Agreement, dated July 30, 2018, by and among Apricus Biosciences, Inc., Seelos Therapeutics, Inc. and Raj Mehra (incorporated herein by reference to Exhibit 2.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2018).

2.4	Form of Voting Agreement (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2018).
2.5

Amendment No. 1 to Agreement and Plan of Merger, dated October 16, 2018, by and among the Company, Arch Merger Sub, Inc. and Seelos Therapeutics, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).

2.6

Amendment No. 2 to Agreement and Plan of Merger, dated December 14, 2018, by and among the Company, Arch Merger Sub, Inc. and Seelos Therapeutics, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2018).

2.7

Amendment No. 3 to Agreement and Plan of Merger, dated January 16, 2019, by and among the Company, Arch Merger Sub, Inc. and Seelos Therapeutics, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2019).

2.8†

Stock Purchase Agreement, dated December 15, 2011, by and among the Company's, TopoTarget A/S, and TopoTarget USA, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2012).

2.9

Stock Contribution Agreement, dated June 19, 2012, by and among the Company's, Finesco SAS, Scomedica SA and the shareholders of Finesco named therein (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report Form 8-K filed with the Securities and Exchange Commission on July 13, 2012).

2.10†

Asset Purchase Agreement by and between Apricus Pharmaceuticals USA, Inc. and Biocodex, Inc., dated March 26, 2013 (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2013).

2.11

Amendment to Stock Purchase Agreement, dated June 13, 2014, by and between the Company and Samm Solutions, Inc. (doing business as BTS Research and formerly doing business as BioTox Sciences) (incorporated herein by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on August 11, 2014).

2.12+

Asset Purchase Agreement, dated February 15, 2019, by and between the Company and Bioblast Pharma Ltd. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2019).

3.1

Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997).

3.2

Certificate of Amendment to Articles of Incorporation of the Company, dated June 22, 2000 (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003).

3.3

Certificate of Amendment to Articles of Incorporation of the Company, dated June 14, 2005 (incorporated herein by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006).

3.4

Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company, dated March 3, 2010 (incorporated herein by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.5

Certificate of Correction to Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company, dated March 3, 2010 (incorporated herein by reference to Exhibit 3.7 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.6

Certificate of Designation for Series D Junior-Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-A filed with the Securities and Exchange Commission on March 24, 2011).

3.7

Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2010).

3.8

Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company, dated September 10, 2010 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2010).

3.9

Certificate of Withdrawal of Series D Junior Participating Cumulative Preferred Stock, dated May 15, 2013 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2013).

3.10

Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2016).

3.11

Certificate of Amendment filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.10 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2017).

3.12

Certificate of Amendment filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.12 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2018).

3.13

Certificate of Amendment related to the Share Increase Amendment, filed January 23, 2019 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 Eastern Time).

3.14

Certificate of Amendment related to the Name Change, filed January 23, 2019 (incorporated herein by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 Eastern Time).

3.15

Amended and Restated Bylaws, dated January 24, 2019 (incorporated herein by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 Eastern Time).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011).

4.2	Form of Warrant (incorporated herein by reference to Exhibit 1.1 to the Company's Current Report on From 8-K filed with the Securities and Exchange Commission on May 24, 2013).

4.3

Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of October 17, 2014, by and among the Company, NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and Apricus Pharmaceuticals USA, Inc., as borrowers, Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time including Oxford Finance LLC and Silicon Valley Bank (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2014).

4.4	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2015).

4.5

Form of Warrant issued to Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.6

Form of Warrant issued to other purchasers (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.7	Form of Warrant Amendment (incorporated herein by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.8	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2016).

4.9

Form of Warrant (incorporated herein by reference to Exhibit 4.9 of Amendment No. 1 to Company's Registration Statement on Form S-1 (File No. 333-217036) filed with the Securities and Exchange Commission on April 17, 2017).

4.10	Form of Warrant Amendment (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2017).

4.11	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017).

4.12

Form of Indenture (incorporated herein by reference to Exhibit 4.13 to the Company's Registration Statement on Form S-3 (File No. 333-221285) filed with the Securities and Exchange Commission on November 2, 2017).

4.13

Amendment to Warrant to Purchase Common Stock (incorporated herein by reference to Exhibit 4.12 of Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 333-2223353) filed with the Securities and Exchange Commission on March 22, 2018).

4.14

Amendment to Warrant to Purchase Common Stock, dated as of March 27, 2018 (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2018).

4.15	Form of Warrant (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2018).
4.16	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2018).
4.17

Amendment to Warrant to Purchase Common Stock, dated as of June 22, 2018, by and between the Company and Sarissa Offshore (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2018).

4.18	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2018).
4.19	Form of Wainwright Warrant (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2018).
4.20

Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2018).

4.21	Form of Investor Warrants (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).
4.22

Registration Rights Agreement, dated October 16, 2018, by and among the Company and certain investors named therein (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).

4.23

Form of Series A Warrant, issued to investors on January 31, 2019 (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2019).

4.24

Form of Series B Warrant, issued to investors on January 31, 2019 (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2019).

4.25

Form of Warrant, issued to investors on August 27, 2019 (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2019).

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.
10.1#	2006 Stock Incentive Plan (incorporated herein by reference to Annex A of the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2006).

10.2#	Amendment to 2006 Stock Incentive Plan (incorporated herein by reference to Appendix A of the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 18, 2008).

10.3

Asset Purchase Agreement, dated February 3, 2009, by and between Warner Chilcott Company, Inc. and the Company (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2009).

10.4

License Agreement, dated February 3, 2009, by and between the Company and Warner Chilcott Company, Inc. (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2009).

10.5

Settlement Agreement and Release, dated as of September 23, 2013, by and between the Company and Topotarget A/S (incorporated herein by reference to Exhibit 10.1 of Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 333-191679) filed with the Securities and Exchange Commission on October 31, 2013).

10.6#

Form of Stock Option Grant Notice and Stock Option Agreement under the Company's 2012 Stock Long Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2014).

10.7

Stock Issuance Agreement, by and among the Company, Forendo Pharma Ltd. and Birch & Lake Partners, LLC, dated as of October 17, 2014 (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2014).

10.8†

License Agreement and Amendment, by and between NexMed (U.S.A.), Inc. and Warner Chilcott Company, LLC, dated September 9, 2015 (incorporated herein by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2015).

10.9

Subscription Agreement dated January 12, 2016, among the Company, Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

10.10

Employment Transition Agreement, by and between the Company and Dr. Barbara Troupin, dated April 13, 2016 (incorporated herein by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2016).

10.11#

Form of Restricted Stock Unit Award Agreement (incorporated herein by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2016).

10.12#

Non-Employee Director Compensation Policy (incorporated herein by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2016).

10.13

Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2016).

10.14#

Second Amended and Restated Employment Agreement by and between the Company and Richard W. Pascoe, December 20, 2016 (incorporated herein by reference to Exhibit 10.10 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2018).

10.15#

Second Amended and Restated Employment Agreement, by and between the Company and Neil Morton, dated December 20, 2016 (incorporated herein by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2017).

10.16#

Amended and Restated Employment Agreement by and between the Company and Brian Dorsey, dated December 20, 2016 (incorporated herein by reference to Exhibit 10.21 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2017).

10.17#

Release, by and between the Company and Brian Dorsey, dated August 30, 2018 (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2018).

10.18

Asset Purchase Agreement, dated March 8, 2017, by and between Ferring International Center S.A. and the Company, NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and NexMed International Limited (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2017).

10.19

License Agreement, dated March 8, 2017, by and between the Company and Ferring International Center S.A. (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2017).

10.20

Transition Services Agreement, dated March 8, 2017, by and between the Company and Ferring International Center S.A. (incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2017).

10.21#

2012 Stock Long Term Incentive Plan, as amended and restated effective May 17, 2017 (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed on April 13, 2017).

10.22

Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017).

10.23

Securities Purchase Agreement dated as of September 10, 2017, between the Company and each purchaser named in the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017).

10.24

Engagement Letter between the Company and H.C. Wainwright & Co., LLC, dated as of September 10, 2017 (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017).

10.25

Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2018).

10.26

Engagement Agreement, dated as of March 27, 2018, between the Company and H.C. Wainwright & Co., LLC (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2018).

10.27

Amendment No. 1 to Subscription Agreement, dated as of June 22, 2018, by and between the Investors and the Company (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2018).

10.28	Form of CVR Agreement (incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2018).
10.29+

Engagement Letter, between the Company and Canaccord Genuity LLC, dated as of March 22, 2018 (incorporated herein by reference to Exhibit 10.31 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.30

Form of Indemnification Agreement for the Company's Directors and Officers (incorporated herein by reference to Exhibit 10.32 of the Company's Form Registration Statement on S-4 filed on August 31, 2018).

10.31†

License Agreement, dated September 21, 2016, by and among Seelos Therapeutics, Inc., Ligand Pharmaceuticals Incorporated, Neurogen Corporation and CyDex Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.33 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.32†

Asset Purchase Agreement, dated as of March 6, 2018, by and between Seelos Therapeutics, Inc. and Vyera Pharmaceuticals AG f/k/a Turing Pharmaceuticals AG (incorporated herein by reference to Exhibit 10.34 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.33†

Amendment to Asset Purchase Agreement, dated as of May 18, 2018, by and between Seelos Therapeutics, Inc. and Vyera Pharmaceuticals AG f/k/a Turing Pharmaceuticals AG (incorporated herein by reference to Exhibit 10.35 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.34

Indemnity Agreement, dated July 8, 2016, by and between Seelos Therapeutics, Inc. and Raj Mehra, Ph.D. (incorporated herein by reference to Exhibit 10.36 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.35	Form of Seelos Therapeutics, Inc. Note Purchase Agreement (incorporated herein by reference to Exhibit 10.37 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).
10.36	Form of Seelos Therapeutics, Inc. Convertible Promissory Note (incorporated herein by reference to Exhibit 10.38 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).
10.37#	Seelos Therapeutics, Inc. 2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.39 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).
10.38#

Form of Option Agreement under the Seelos Therapeutics, Inc. 2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.40 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.39

Securities Purchase Agreement, dated as of September 20, 2018, between the Company and the purchaser named in the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2018).

10.40

Securities Purchase Agreement, dated as of October 16, 2018, by and among Seelos Therapeutics, Inc., the Company and the investors party thereto (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).

10.41

Conversion Agreement, effective as of October 15, 2018, by and among Seelos Therapeutics, Inc., and the holders listed on the Schedule of Holders attached thereto (incorporated herein by reference to Exhibit 10.43 to the Company's Amendment No. 2 to the Form S-4 filed with the Securities and Exchange Commission on October 24, 2018).

10.42	Form of Escrow Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).
10.43	Form of Lock-Up Agreement (incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).
10.44

Form of Second Amendment Agreement, dated as of January 4, 2019, by and among Seelos Therapeutics, Inc., the Company and the investors party thereto (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2019).

10.45

Form of Third Amendment Agreement, dated as of January 16, 2019, by and among Seelos Therapeutics, Inc., the Company and the investors party thereto (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2019).

10.46#

Non-Employee Director Compensation Policy (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2019)

10.47#

Employment Agreement by and between the Company and Raj Mehra, Ph.D., dated March 20, 2019 (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2019).

10.48

Equity Distribution Agreement, dated as of June 17, 2019, by and between the Company and Piper Jaffray & Co. (incorporated herein by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2019).

10.49

Seelos Therapeutics, Inc. 2019 Inducement Plan (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2019).

10.50

Amendment No. 2 to Asset Purchase Agreement, dated as of December 31, 2018, by and between Seelos Therapeutics, Inc. and Phoenixus AG f/k/a Vyera Pharmaceuticals AG and Turing Pharmaceuticals AG. (incorporated herein by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2019).

10.51

Form of Stock Option Agreement under the Seelos Therapeutics, Inc. 2019 Inducement Plan (incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 15, 2019).

10.52

Form of Securities Purchase Agreement, dated August 23, 2019 (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2019).

10.53

Placement Agency Agreement, dated August 23, 2019 (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2019).

10.54	Form of Leak-Out Agreement (incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2019).
10.55^

Amended and Restated Exclusive License Agreement, dated August 29, 2019, by and between Seelos Therapeutics, Inc. and Stuart Weg, MD. (incorporated herein by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2019).

21.1	Subsidiaries. (incorporated herein by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2019).
23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.
23.2*	Consent of KPMG, LLP, independent registered public accounting firm.
23.3*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney

_____________
+     All schedules and exhibits to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities Exchange Commission upon request.
†     Confidential treatment has been granted with respect to certain portions of this exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.
*     Filed herewith.
#     Management compensatory plan or arrangement
^     Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

(b) Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable, the required information is not present in amounts sufficient to require submission of such schedules or the information is included in the Registrant's financial statements or notes thereto.

Item 17.      Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 21, 2019.

SEELOS THERAPEUTICS, INC.

By:	/s/ Raj Mehra, Ph.D.
Raj Mehra, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raj Mehra, Ph.D. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raj Mehra, Ph.D.	President, Chief Executive Officer, Chairman of the Board and Interim Chief Financial Officer	November 21, 2019
Raj Mehra, Ph.D.	(Principal Executive Officer, Principal Financial and Accounting Officer)

/s/ Brian Lian, Ph.D.	Director	November 21, 2019
Brian Lian, Ph.D.

/s/ Daniel J. O'Connor, J.D.	Director	November 21, 2019
Daniel J. O'Connor, J.D.

/s/ Richard W. Pascoe	Director	November 21, 2019
Richard W. Pascoe

/s/ Dr. Robin L. Smith	Director	November 21, 2019
Dr. Robin L. Smith